UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 3, 2023

ARRAY TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39613	83-2747826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3901 Midway Place NE

Albuquerque, New Mexico 87109

(Address of Principal Executive Offices, and Zip Code)

(505) 881-7567

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	ARRY	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On November 7, 2023, Array Technologies, Inc. (the “Company” or “Array”) issued a press release setting forth its financial results for the quarter ended September 30, 2023. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated by reference herein.

The information included in Item 2.02 of this Current Report, including Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2023, Array’s Board of Directors (the “Board”) appointed Kurt Wood, age 48, as Chief Financial Officer of the Company, effective upon commencement of his employment with the Company on November 13, 2023. Nipul Patel will continue in his current role as Chief Financial Officer until Mr. Wood begins employment with the Company, and thereafter will assist with the transition in an advisory role until Mr. Patel’s expected separation from the Company at the end of the year (the “Transition Period”).

Prior to his appointment as Chief Financial Officer of Array, Mr. Wood had served as an advisor to Brunswick Corporation since April 2022. Prior to his role with Brunswick, Mr. Wood served as Chief Financial Officer of Berkeley Lights, Inc. from March 2021 to April 2022 after having served as VP of Business Development starting in October 2020. Prior to joining Berkeley Lights, Mr. Wood served as Corporate VP of Finance and Treasury for Micron Technology from February 2019 to October 2020. Mr. Wood also served as Chief Financial Officer and Treasurer at DriveTime from February 2014 to September 2018. Prior to DriveTime, Mr. Wood was Chief Financial Officer and a Partner at True North Venture Partners, where he sat on the firm’s investment committee. Mr. Wood has also held finance and business development roles with First Solar, KLA-Tencor, Vendio Services, Inc., and Intel Corporation. Mr. Wood holds a B.B.A. in Finance from the Kelley School of Business at Indiana University, Bloomington.

On November 3, 2023, the Company entered into an offer letter of employment (the “Offer Letter”) with Mr. Wood setting forth certain terms of his employment with the Company. The Offer Letter and Mr. Wood’s employment thereunder may be terminated with or without cause or notice, by the Company or by Mr. Wood, subject to the rights and obligations contained therein.

Under the terms of the Offer Letter, Mr. Wood will receive (i) an initial annual base salary of $475,000, (ii) an annual incentive bonus at a target level of 75% of his base salary, based on the achievement of the Company’s corporate objectives and Mr. Wood’s individual objectives, in each case, as established by the Board or the Human Capital Committee, and (iii) a one-time sign-on bonus of $300,000, payable on Mr. Wood’s first regularly scheduled payroll, subject to applicable withholdings and certain time-based repayment requirements in the event Mr. Wood’s employment is terminated “for cause” or Mr. Wood resigns without “good reason” (each as defined in the Offer Letter).

Mr. Wood will also be eligible to receive an annual equity grant under the Company’s Long Term Incentive Plan (the “LTIP”), in the discretion of the Board or the Human Capital Committee thereof. Subject to applicable approvals, upon the commencement of his employment Mr. Wood will be eligible to receive an equity grant under the LTIP with a grant date fair value of $1,500,000 (the “Equity Grant”). Fifty percent of the Equity Grant will be in the form of Performance Stock Units (“PSUs”) subject to vesting over a three-year performance period contingent upon the achievement of certain Company performance criteria determined by the Board or the Human Capital Committee thereof and as set forth in the LTIP. The remaining fifty percent of the Equity Grant will be in the form of Restricted Stock Units (“RSUs”) vesting in three equal annual installments beginning on the first anniversary of the grant date, in each case subject to Mr. Wood’s continued employment through the applicable vesting date.

Under the Offer Letter, Mr. Wood would be entitled to severance upon the termination of his employment in certain circumstances pursuant to the Company’s Executive Severance and Change in Control Plan (the “Severance Policy”). Under the Company’s Severance Policy, upon a termination of employment without cause, Mr. Wood’s resignation with good reason, or a termination by mutual agreement that qualifies as an involuntary termination, and subject to Mr. Wood’s execution and non-revocation of a general release of claims in favor of the Company and Mr. Wood’s compliance with his existing restrictive covenants, Mr. Wood is entitled to (i) 100% of the sum of his annual base salary and (ii) subject to his timely election of COBRA coverage, payment of the Company’s portion of monthly COBRA premiums for 12 months (or, if earlier, until he becomes eligible for coverage under a subsequent employer’s health plan). In addition, if Mr. Wood is terminated in connection with or within 12 months following a change in control of the Company, he is instead entitled to (i) 200% of the sum of his annual base salary and target annual bonus opportunity and (ii) subject to his timely election of COBRA coverage, payment of the Company’s portion of monthly COBRA premiums for 24 months (or, if earlier, until he becomes eligible for coverage under a subsequent employer’s health plan). Additionally, upon Mr. Wood’s qualifying termination, whether or not in connection with a change in control of the Company, all outstanding RSUs would continue to vest over the severance period as if Mr. Wood had remained employed through each subsequent vesting date and all outstanding PSUs for which the performance period has not been completed will remain outstanding and eligible to vest based on actual achievement of the performance metrics through the applicable performance period, pro-rated to reflect the portion of the performance period during which Mr. Wood was employed by the Company.

The foregoing is not a complete description of the Offer Letter and is qualified in its entirety by reference to the full text and terms of the Offer Letter, which is filed as Exhibit 10.1 to this current report, and incorporated herein by reference.

There are no arrangements or understandings between Mr. Wood and any other person pursuant to which he was appointed as Chief Financial Officer of the Company. Mr. Wood does not have any family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no related party transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the SEC) between Mr. Wood and the Company.

In connection with Mr. Patel’s transition and separation from service, the Company entered into a transition and separation agreement (the “Transition Agreement”) with Mr. Patel on November 3, 2023. The Transition Agreement provides for the continuation of Mr. Patel’s current base salary during the Transition Period until his separation from service and eligibility for his annual cash bonus for 2023, subject to the Company’s attainment of certain performance metrics as outlined in the Company’s Leadership Incentive Plan. Additionally, subject to Mr. Patel’s execution and non-revocation of a general release of claims in favor of the Company and Mr. Patel’s compliance with his existing restrictive covenants, the Company will pay Mr. Patel the following, pursuant to the terms of the Company’s Severance Policy: (i) an amount equal to $385,000, which represents 100% times the sum of Mr. Patel’s annual base salary, for a severance period of 12 months following the last day of the Transition Period (the “Separation Date”) and (ii) subject to his timely election of COBRA coverage, payment of the Company’s portion of monthly COBRA premiums for 12 months (or, if earlier, until he becomes eligible for coverage under a subsequent employer’s health plan).

In addition, (i) the unvested portion of any outstanding time-based RSUs on the Separation Date (after giving effect to any accelerated vesting provide under the terms of the award agreements evidencing such awards) will continue to vest over the severance period as if Mr. Patel had remained employed through each subsequent vesting date, and (ii) any outstanding PSUs for which the performance period has not been completed will remain outstanding and eligible to vest based on actual achievement of the performance metrics through the applicable performance period, pro-rated to reflect the portion of the performance period during which Mr. Patel was employed by the Company through the Separation Date.

The foregoing is not a complete description of the Transition Agreement and is qualified in its entirety by reference to the full text and terms of the Transition Agreement, which is filed as Exhibit 10.2 to this current report and incorporated herein by reference.

Item 7.01	Regulation FD Disclosures.

On November 7, 2023, the Company issued a press release (i) setting forth its financial results for the quarter ended September 30, 2023 and (ii) announcing the appointment of Kurt Wood as the Company’s Chief Financial Officer in connection with the departure of Nipul Patel. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On November 7, 2023, at 5:00 p.m. Eastern Time, the Company will make a presentation on its third quarter 2023 earnings as noted in the press release described in Item 2.02 above. A copy of the presentation is furnished as Exhibit 99.2 to this current report. Additionally, the Company has posted the presentation on its website at www.arraytechinc.com.

The information included in Item 7.01 of this Current Report, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference in any other filing under the Securities Act, or the Exchange Act, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit#	Description

10.1	Offer Letter of Employment, dated November 3, 2023, by and between Array Technologies, Inc. and Kurt Wood.

10.2	Transition and Separation Agreement, dated November 3, 2023, by and between Array Technologies, Inc. and Nipul Patel.

99.1	Press Release of Array Technologies, Inc., dated November 7, 2023.

99.2	Investor Presentation of Array Technologies, Inc., dated November 7, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Array Technologies, Inc.

Date: November 7, 2023	By:	/s/ Tyson Hottinger
	Name:	Tyson Hottinger
	Title:	Chief Legal Officer